                                                  EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Sun Company, Inc. & Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283) of our report dated April 25, 1994 on our audits of the financial statements of the Sun Company, Inc. & Subsidiaries Stock Supplement Plan as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in this Form 10-K/A.





                                        COOPERS & LYBRAND






2400 Eleven Penn Center
Philadelphia, PA  19103
April 27, 1994